Exhibit 10.5

ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT, dated as of November 1, 2012, is entered into by SNH SE TENANT TRS, INC., a Maryland corporation (the “Company”).

RECITALS:

(a)           The Company has entered into Management Agreements with FVE Managers, Inc., a Maryland corporation (“Manager”), dated as of November 1, 2012, with respect to each of the following senior living facilities: (i) that certain senior living facility located at 24552 Paseo de Valencia, Laguna Hills, California (“Villa Valencia”); and (ii) that certain senior living facility located at 1250 West Central Road, Arlington Heights, Illinois (“Church Creek”) (each, a “Management Agreement”).

(b)           Manager, the Company and certain affiliates of the Company are parties to that certain Pooling Agreement No. 2, dated as of October 30, 2012, by and among the Manager and the parties listed on Schedule A thereto (the “Pooling Agreement”).  Capitalized terms used in this Accession Agreement without definition shall have the meanings given to such terms in the Pooling Agreement.

(c)           The Company desires to become a party to the Pooling Agreement with respect to each of Villa Valencia and Church Creek.

NOW, THEREFORE:

The Company hereby accedes and becomes a party to the Pooling Agreement with respect to each of Villa Valencia and Church Creek as an Additional Facility, agrees to be bound by the provisions of the Pooling Agreement with respect to each of Villa Valencia and Church Creek, and acknowledges that provisions of each Management Agreement will be superseded as provided therein, on and after the date first above written.

[Signature Page Follows]

IN WITNESS WHEREOF, this Accession Agreement has been duly executed and delivered by the Company with the intention of creating an instrument under seal.

COMPANY:

SNH SE TENANT TRS, INC.,
a Maryland corporation

By:	/s/ Richard A. Doyle
Richard A. Doyle
President

ACCEPTED:

FVE MANAGERS, INC.,
a Maryland corporation

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

[Signature Page to Accession Agreement]

Schedule to Exhibit 10.5

There are five accession agreements to the Pooling Agreement with FVE Managers, Inc., a representative form of which is filed herewith.  The other accession agreements, with the respective parties and applicable to the respective communities listed below, are substantially identical in all material respects to the representative form of accession agreement filed herewith.

Entity	Community	Date

SNH SE Tenant TRS, Inc.	Fieldstone Place, 51 Patel Way, Clarksville, Tennessee 37043 Gateway Villas and Gardens, 601 Steve Hawkins Parkway and 605 Gateway Central, Marble Falls, Texas 78654	December 19, 2012
	Gracemont Assisted Living & Memory Care, 4940 and 4960 Jot Em Down Road, Cumming, Georgia 30041	August 1, 2013
	Cameron Hall, 114 Penland Street, Ellijay, Georgia 30540 and 240 Marietta Highway, Canton, Georgia 30114	October 1, 2013
	Chandler House, 550 Deer View Way, Jefferson City, Tennessee 37760	October 15, 2013